SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         ANDEAN DEVELOPMENT CORPORATION
             (Exact name of registrant as specified in its charter)

             FLORIDA                                            65-0548697
(State of incorporation or organization)                     (I.R.S. employer
                                                            identification no.)

  835 LAKESIDE DRIVE, BOCA RATON,  FLORIDA                          33434
  (Address of principal executive offices)                        (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                    Name of each exchange on which
         to be so registered                    each class is to be registered

         ___________________                    ______________________________
         ___________________                    ______________________________
         ___________________                    ______________________________

Securities to be registered pursuant to Section 12(g) of the Act:

                         COMMON STOCK, PAR VALUE $.0001
                                (Title of Class)

                         COMMON STOCK PURCHASE WARRANTS
                                (Title of Class)




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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  The information called for by this Item 1 is incorporated herein by reference from the Registrant's Registration Statement on Form SB-2 (File No. 33-90696) as filed with the Commission on March 29, 1995 , as amended.

ITEM 2.           EXHIBITS.

       1.         (a)      Specimen of certificate evidencing Registrant's
                           Common Stock, par value $.0001  *

                  (b) Specimen of certificate evidencing Registrant's Common Stock Purchase Warrants. *

       2.         (a)      Articles of Incorporation of the Registrant. *

                  (b)      By-Laws of the Registrant. *





















------------
         * Filed as an exhibit to the Registrant's Registration Statement on Form SB-2 (File No. 33-90696) filed with the Commission on March 29, 1995, as amended.

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             ANDEAN DEVELOPMENT CORPORATION
                                                      (Registrant)


Date:    SEPTEMBER 13, 1996                  By:   /S/ PEDRO P. ERRAZURIZ
     ------------------------------                -------------------------
                                                   Pedro P. Errazuriz, President